Exhibit 99.1
COVANTA HOLDING CORPORATION REPORTS
THIRD QUARTER RESULTS
Diluted Earnings Per Share of $0.21
Adjusted EBITDA of $147 million at Covanta Energy
Company Reaffirms Full Year 2006 Guidance
FAIRFIELD, NJ, October 30, 2006 - Covanta Holding Corporation (NYSE:CVA) (“Covanta” or the “Company”) reported financial results today for the three and nine months ended September 30, 2006. The Company is presenting comparative financial results on an as reported basis for the third quarter and a pro forma basis for the year-to-date. The pro forma information was prepared as if the acquisition of Covanta ARC Holdings Inc. was consummated on January 1, 2005. The Company believes that such presentation will assist in assessing Covanta’s performance.
Third Quarter Results
For the three months ended September 30, 2006, total operating revenues were $311 million versus $301 million in the prior year. Net income was $31 million, or $0.21 per diluted share which compares with 2005 third quarter net income of $37 million, or $0.26 per diluted share. The results for the three months ended September 30, 2005 included an after-tax unrealized gain of $6.8 million or $0.05 per diluted share associated with the warrants received as part of the reorganization of a former subsidiary.
On higher revenue and solid operating performance at Covanta Energy Corporation (“Covanta Energy”), the Company’s principal subsidiary, adjusted EBITDA grew 2% to $147 million. Covanta Energy’s domestic waste and energy operating revenues grew 5% to $280 million driven primarily by higher energy rates, contractual service fee escalation and favorable scrap metal pricing. International revenues of $28 million decreased approximately $4 million compared to the prior year primarily due to the sale of a small facility in China during the second quarter of 2006.
YTD 2006 As Reported Results versus YTD 2005 Pro Forma Results
For the nine months ended September 30, 2006, total operating revenues rose 5% to $951 million while net income was $94 million. Diluted earnings per share increased 64% to $0.64 driven primarily by strong operating performance and a lower effective tax rate. Covanta Energy’s adjusted EBITDA grew 13% to $424 million resulting from higher revenues, strong operating performance and the successful execution of cost reduction initiatives.

“We are very pleased with our continued strong operating performance”, said Anthony Orlando, President and Chief Executive Officer. “Covanta’s relentless focus on client service and operational excellence throughout the organization underpins our commitment to drive long-term shareowner value. Indicative of the outstanding service Covanta provides, our Lancaster County Pennsylvania client recently awarded us a Service Agreement extension,” Mr. Orlando continued. “That is a credit to our dedicated employees and it buoys my optimism that Covanta’s demonstrated operational expertise will enable us to capitalize on strategic opportunities to expand our business domestically and abroad.”
2006 Guidance Reaffirmed
The Company is reaffirming its full year 2006 guidance on the following key metrics:
     ■ Covanta Energy adjusted EBITDA in the range of $535 to $545 million,
     ■ Covanta Energy free cash flow of approximately $235 million, and
     ■ Diluted earnings per share of approximately $0.75.
Conference Call Information
Covanta will host a conference call at 8:30 am (Eastern) on Tuesday, October 31, 2006 to discuss its results for the three and nine months ended September 30, 2006. Prepared remarks will be followed by a question-and-answer session. To participate, please dial (800) 946-0783 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States, please dial (719) 457-2658. The conference call will also be web cast live on the Investor Relations section of the Covanta website at www.covantaholding.com.
A replay of the conference call will be available from 11:00 am (Eastern) on Tuesday, October 31, 2006 through midnight (Eastern) Tuesday, November 7, 2006. To access the replay, please dial (888) 203-1112 or (719) 457-0820 and use the replay pass code: 3089448. The web cast will also be archived on www.covantaholding.com.
Non-GAAP Measures
The information presented herein and in the exhibits attached includes non-GAAP financial measures, as defined by the Securities and Exchange Commission, relating to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and free cash flow. These measures may be different from non-GAAP measures used by other companies. The presentation of such non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should be read in conjunction with Covanta’s financial information reported in accordance with GAAP. Covanta uses these measures to provide additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Covanta’s business. Reconciliations to the most directly comparable GAAP measure and management’s reasons for presenting such information are set forth in the exhibits to this release. Included among the exhibits are calculations of Covanta Energy’s adjusted EBITDA and calculations of Free Cash Flow, measurements that are not in accordance with GAAP. Adjusted EBITDA is defined as, for any period, EBITDA plus additional items deducted from, or added to, net income, as defined in Covanta Energy’s financing arrangements. Covanta believes this financial measure is helpful in assessing the overall performance of its business, and is helpful in highlighting trends in its overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on its day-to-day operating performance. Adjusted EBITDA is also a significant criterion of performance-based components of employee compensation. Free Cash Flow is defined as, for any period; cash flow provided by operating activities less purchase of property, plant and equipment. Free Cash Flow is not a measurement of financial performance under GAAP and is used by management as an alternative measure of cash flow available for the repayment of debt and for investment in strategic opportunities.
About Covanta
Covanta is a New York Stock Exchange listed company engaging in waste disposal, energy services and specialty insurance through its subsidiaries. Covanta’s subsidiary, Covanta Energy, is an internationally recognized owner and operator of waste-to-energy and power generation projects. Covanta Energy’s waste-to-energy facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.
NOTE: Covanta’s charter contains restrictions that prohibit parties from acquiring 5% or more of Covanta’s common stock without its prior consent.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, “proposed”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2005, and in Item 1A of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and in other securities filings by Covanta or its subsidiaries.

Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contact:
Gavin Bell
Covanta Holding Corporation
973.882.7107
Attachments

Exhibit 1
Covanta Holding Corporation
Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Unaudited, in thousands, except per share amounts)
Operating revenues
Waste and service revenues	$203,103	$194,176	$607,973	$436,624
Electricity and steam sales	104,019	103,316	329,610	225,541
Other operating revenues	3,993	3,998	13,024	13,236

Total operating revenues	311,115	301,490	950,607	675,401

Operating expenses
Plant operating expenses	161,611	152,984	522,330	394,183
Depreciation and amortization expense	47,752	44,580	142,987	78,111
Net interest expense on project debt	14,722	16,988	46,013	36,700
Other operating expenses	(2,959)	2,378	1,251	7,736
General and administrative expenses	18,346	18,586	54,177	45,389
Restructuring charges	—	—	—	2,655
Acquisition-related charges	—	983	—	2,963

Total operating expenses	239,472	236,499	766,758	567,737

Operating income	71,643	64,991	183,849	107,664

Other income (expense)
Investment income	2,483	1,657	7,801	3,530
Interest expense	(26,968)	(30,701)	(87,265)	(59,053)
Loss on extinguishment of debt	—	—	(2,342)	—
Unrealized gain on derivative instruments, unexercised ACL warrants	—	10,578	—	14,796

Total other expenses	(24,485)	(18,466)	(81,806)	(40,727)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	47,158	46,525	102,043	66,937
Income tax expense	(18,870)	(16,391)	(29,795)	(24,008)
Minority interests	(1,982)	(2,172)	(4,861)	(9,311)
Equity in net income from unconsolidated investments	4,945	9,439	26,460	20,003

Net Income	$31,251	$37,401	$93,847	$53,621

Earnings Per Share:
Basic	$0.21	$0.27	$0.65	$0.46

Weighted Average Shares	146,418	140,086	145,393	116,181

Diluted	$0.21	$0.26	$0.64	$0.44

Weighted Average Shares	147,266	145,737	146,710	121,881

Exhibit 2
Covanta Holding Corporation
Condensed Consolidated Pro Forma Statements of Operations

	Nine Months Ended
	September 30,
	2006	2005
	As Reported	Pro Forma
	(Unaudited, in thousands, except per share amounts)
Operating revenues
Waste and service revenues	$607,973	$587,276
Electricity and steam sales	329,610	305,201
Other operating revenues	13,024	13,236

Total operating revenues	950,607	905,713

Operating expenses
Plant operating expenses	522,330	500,936
Depreciation and amortization expense	142,987	136,966
Net interest expense on project debt	46,013	51,766
Other operating expenses	1,251	8,255
General and administrative expenses	54,177	55,123

Total operating expenses	766,758	753,046

Operating income	183,849	152,667

Other income (expense)
Investment income	7,801	4,755
Interest expense	(87,265)	(88,810)
Loss on extinguishment of debt	(2,342)	—
Unrealized gain on derivative instruments, unexercised ACL warrants	—	14,796

Total other expenses	(81,806)	(69,259)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	102,043	83,408
Income tax expense	(29,795)	(37,533)
Minority interests	(4,861)	(9,367)
Equity in net income from unconsolidated investments	26,460	20,003

Net Income	$93,847	$56,511

Earnings Per Share:
Basic	$0.65	$0.40

Weighted Average Shares	145,393	140,207

Diluted	$0.64	$0.39

Weighted Average Shares	146,710	145,907

Covanta has prepared condensed consolidated pro forma statements of operations for the nine months ended September 30, 2005 as if the acquisition of Ref-Fuel had been consummated on January 1, 2005.

Exhibit 3
Covanta Holding Corporation
Reconciliation of Net Income and Pro Forma Net Income to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005	Full Year
	As Reported	As Reported	As Reported	Pro Forma	Estimated 2006
	(Unaudited, in thousands)
Net Income — Covanta Holding Corporation	$31,251	$37,401	$93,847	$56,511

Less: Net Income — Other Services	427	10,662	1,476	9,106

Net Income — Covanta Energy Corporation	30,824	26,739	92,371	47,405	$104,000 - $112,000

Depreciation and amortization expense	47,726	44,551	142,926	136,882	191,000

Debt service:
Net interest expense on project debt	14,722	16,988	46,013	51,766
Interest expense	26,968	30,701	87,265	88,810
Loss on extinguishment of debt	—	—	2,342	—
Investment income	(1,771)	(1,462)	(5,905)	(4,348)

Subtotal debt service	39,919	46,227	129,715	136,228	170,000

Income tax expense	18,406	15,897	28,556	30,479	32,000 - 36,000

Other Adjustments:
Change in unbilled service receivables (A)	4,360	3,577	12,622	8,671
Energy contract levelization (A)	1,138	976	3,312	1,698
Non-cash compensation (A)	1,498	584	4,866	1,640
Acquisition-related charges (A)	—	983	—	—
Other non-cash operating expenses (A)	1,228	2,344	4,485	3,046

Subtotal other adjustments	8,224	8,464	25,285	15,055	31,000 - 29,000

Minority interests	2,262	2,447	5,498	9,851	7,000

Total adjustments	116,537	117,586	331,980	328,495

Adjusted EBITDA — Covanta Energy Corporation (B)	$147,361	$144,325	$424,351	$375,900	$535,000 - $545,000

(A)	These items represent amounts that are non-cash in nature.

(B)	Adjusted EBITDA is provided for Covanta Energy Corporation (“Covanta Energy”) as defined in Covanta Energy’s financing arrangements. The corporate debt resides at Covanta Energy and, therefore, Covanta Holding Corporation (“Covanta”) provides adjusted EBITDA at that level and not at the Covanta level which includes the insurance business.

Covanta uses adjusted EBITDA to assess its operating performance. Covanta believes this financial measure is helpful in assessing the overall performance of its business, and is helpful in highlighting trends in its overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on its day-to-day operating performance. Adjusted EBITDA is also a significant criterion of performance-based components of employee compensation.

Adjusted EBITDA is an unaudited, non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under United States generally accepted accounting principles (“GAAP”) and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the unaudited condensed consolidated financial statements of Covanta and the notes thereto as filed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

Adjusted EBITDA, set forth above, is reconciled to net income, which is the most directly comparable GAAP performance measure.

Covanta has prepared adjusted EBITDA for the nine months ended September 30, 2005 on a Pro Forma basis, as if the acquisition of Ref-Fuel had been consummated on January 1, 2005.

Exhibit 4
Covanta Energy Corporation
Reconciliation of Free Cash Flow to Cash Flow Provided by Operating Activities

	Three Months Ended	Nine Months Ended	Full Year
	September 30, 2006	September 30, 2006	Estimated 2006
	(Unaudited, in thousands)
Cash Flow Provided by Operating Activities	$118,721	$234,826	$285,000
Less: Purchase of Property, Plant and Equipment (A)	(8,896)	(35,684)	(50,000)

Free Cash Flow (B)	$109,825	$199,142	$235,000

(A)	Purchase of Property, Plant and Equipment is also referred to as capital expenditures.

(B)	Free Cash Flow is provided for Covanta Energy. The corporate debt resides at Covanta Energy and, therefore, Covanta provides Free Cash Flow at that level and not at the Covanta level which includes the insurance business.
Covanta uses Free Cash Flow as a liquidity measure. It believes this financial measure is important in analyzing its liquidity to service its capital structure and for strategic opportunities.
Free Cash Flow is an unaudited, non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the unaudited condensed consolidated financial statements of Covanta and the notes thereto as filed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.
Free Cash Flow means, for any period, Cash Flow Provided by Operating Activities less Purchase of Property, Plant and Equipment. Free Cash Flow is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or any other measures of performance derived in accordance with GAAP. Free Cash Flow is reconciled to cash flow provided by operating activities, the most directly comparable GAAP operating measure.

Exhibit 5
Covanta Holding Corporation
Components of Diluted Earnings Per Share

Nine Months Ended
September 30, 2006
(Unaudited)
Philippine Tax Ruling — Cumulative Adjustment (A)	$0.05
APB 23 - Cumulative Adjustment (B)	0.07
All other	0.52

EPS — Diluted	$0.64

(A)	Covanta is a minority shareholder in the “Quezon Project Company” that owns the Quezon Power, Inc. (“Quezon”) facility in the Philippines. In June 2006, the Philippine tax authorities issued a ruling clarifying the deductibility of unrealized foreign exchange losses to the Quezon Project Company. As a result, the Quezon Project Company recorded a cumulative deferred income tax benefit in the quarter ended June 30, 2006 which increased Covanta’s second quarter equity in net income from unconsolidated investments by $7 million or 5 cents per diluted share. The impact of this ruling, on periods subsequent to the quarter ended June 30, 2006, will be based on the fluctuations in the value of the Philippine peso versus the US dollar in those respective periods. During the quarter ended September 30, 2006 the Quezon Project Company recorded a deferred income tax expense as a result of the strengthening of the Philippine peso versus the US dollar which decreased Covanta’s equity in net income from unconsolidated investments by $1.4 million. The $1.4 million is included in the caption “All other” in the table above to determine that component of diluted earnings per share.

(B)	During the quarter ended June 30, 2006, consistent with its strategy to pursue international investment opportunities, Covanta adopted the permanent reinvestment exception under Accounting Principles Board Opinion No. 23, “Accounting for Income Taxes — Special Areas” (“APB 23”) with respect to the earnings of its foreign subsidiaries. Pursuant to this election, Covanta now considers foreign earnings to be permanently reinvested and, as a result, Covanta recorded a catch-up, cumulative adjustment during the quarter ended June 30, 2006 of $10 million or 7 cents per diluted share to reflect the reversal of the deferred taxes that were accrued over the last two years prior to the election under APB 23.

Exhibit 6
Covanta Energy Corporation
Effect of Philippine Tax Ruling — Cumulative Adjustment as Component of Adjusted EBITDA

Nine Months Ended
September 30, 2006
(Unaudited, in thousands)
Philippine Tax Ruling — Cumulative Adjustment (A)	$7,037
All other	417,314

Adjusted EBITDA — Covanta Energy Corporation (B)	$424,351

(A)	Covanta is a minority shareholder in the “Quezon Project Company” that owns the Quezon facility in the Philippines. In June 2006, the Philippine tax authorities issued a ruling clarifying the deductibility of unrealized foreign exchange losses to the Quezon Project Company. As a result, the Quezon Project Company recorded a cumulative deferred income tax benefit in the quarter ended June 30, 2006 which increased Covanta’s second quarter equity in net income from unconsolidated investments by $7 million or 5 cents per diluted share. The impact of this ruling, on periods subsequent to the quarter ended June 30, 2006, will be based on the fluctuations in the value of the Philippine peso versus the US dollar in those respective periods. During the quarter ended September 30, 2006 the Quezon Project Company recorded a deferred income tax expense as a result of the strengthening of the Philippine peso versus the US dollar which decreased Covanta’s equity in net income from unconsolidated investments by $1.4 million. The $1.4 million is included in the caption “All other” in the table above.

(B)	Adjusted EBITDA is provided for Covanta Energy as defined in Covanta Energy’s financing arrangements. The corporate debt resides at Covanta Energy and, therefore, Covanta Holding provides adjusted EBITDA at that level and not at the Covanta level which includes the insurance business.
Covanta uses adjusted EBITDA to assess its operating performance. Covanta believes this financial measure is helpful in assessing the overall performance of its business, and is helpful in highlighting trends in its overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on its day-to-day operating performance. Adjusted EBITDA is also a significant criterion of performance-based components of employee compensation.
Adjusted EBITDA is an unaudited, non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the unaudited condensed consolidated financial statements of Covanta and the notes thereto as filed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.
Adjusted EBITDA, set forth above, is reconciled to net income, which is the most directly comparable GAAP performance measure.